FILED PURSUANT TO RULE 424(b)(3)

                        Registration No. 333-139439


                                   PROSPECTUS

                          National Filing Agents, Inc.

           4,051,419 shares of common stock held by stockholders

We are a development stage company and since our inception on December 24, 2002 through September 30, 2006 we have generated $8,755 in revenues. National Filing Agents, Inc. ("the Company") provides electronic document filing services, specifically, the Company files EDGAR(R) reports with the U.S. Securities & Exchange Commission, on behalf of public companies, files Articles of Incorporation and serves as a Resident Agent for Nevada corporation. This prospectus relates to the resale by certain selling security holders of the Company of up to 4,051,419 shares of common stock. Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of December 13, 2006, we have 10,231,419 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board.

The purchase of the securities offered through this prospectus involves a high degree of risk. See "Risk Factors" beginning on page 6.

Resale restrictions on transferring "Penny Stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock. Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The Date of This Prospectus Is:  January 22, 2007

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 5
THE OFFERING. .......................................................... 5
SUMMARY FINANCIAL INFORMATION........................................... 7
RISK FACTORS............................................................ 7
RISK FACTORS RELATING TO OUR COMPANY.................................... 8
RISK FACTORS RELATING TO OUR COMMON SHARES..............................11
CAPITALIZATION .........................................................15
FORWARD-LOOKING STATEMENTS..............................................16
OFFERING INFORMATION....................................................16
USE OF PROCEEDS.........................................................17
DETERMINATIN OF THE OFFERING PRICE......................................17
DILUTION................................................................18
DESCRIPTION OF BUSINESS.................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............23
LEGAL PROCEEDINGS.......................................................24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............25
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........27
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................28
SELLING SECURITY HOLDERS................................................29
PLAN OF DISTRIBUTION....................................................31
DIVIDEND POLICY.........................................................36
SHARE CAPITAL ..........................................................36
LEGAL MATTERS...........................................................37
EXPERTS.................................................................38
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................38
WHERE YOU CAN FIND MORE INFORMATION.....................................39
FINANCIAL STATEMENTS....................................................40

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-3
POWER OF ATTORNEY.....................................................II-5
SIGNATURES............................................................II-6

                               Prospectus Summary
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

National Filing Agents, Inc. was incorporated on December 24, 2002. National Filing Agents, Inc. is focused on becoming An Electronic Document Filing Agency. We have generated minimal revenue to date and we are a development stage company. We currently have no employees other than one officer who also serves on our board. The Company provides electronic filing services for clients that need to electronically file prospectuses, registration statements, and other documents pursuant to federal securities laws with the Securities and Exchange Commission (the "SEC") via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR(R)").

National Filings Agents, Inc., is a full-service EDGARizing firm that files EDGAR reports on behalf of public companies. The scope of work undertaken by a full-service EDGARizing includes the following:

1.     Filing for EDGAR(R) access codes;
2.     Conversion of document to EDGAR(R) acceptable format;
3.     Client approval of EDGARized document;
4.     Electronic filing of the document.

Our offices are currently located at 3415 Ocatillo Mesa Way, North Las Vegas, NV 89031. Our telephone number is (702) 277-5916.


                                    The Offering
                                    ------------

Securities Being Offered    Up to 10,231,419 shares of our common stock.

Offering Price              The offering price of the common stock is $0.02
                            per share.  We intend to apply to the NASD Over-the-
                            Counter Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the U. S.
                            Securities and Exchange Commission. If our common stock becomes so traded and at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Securities Issued and       10,231,419 shares of our common stock are issued
Issued                      and outstanding as of the date of this prospectus.
                            All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.
                            The issuance to the selling shareholders in reliance upon an exemption from registration under Section
                            4(2) of the Securities Act

Use of proceeds             We will not receive any proceeds from the sale of
                            The common stock by the selling shareholders.

Risk Factors                See "Risk Factors" and the other information in this
                            prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

OTC/BB symbol               Not applicable

                            Summary Financial Information
                            -----------------------------


                                                             For The Period
                                                            December 21, 2002
                                                             (Inception) to
                                                           September 30, 2006
                                                           ------------------
Statement of Operations Data:
  Revenues                                                          $   8,755
  Net Loss                                                          $ (15,055)
  Net Loss Per Common Share - Basic and Diluted                     $   (0.00)
Weighted Average Common Shares Outstanding - 4,946,429
  Basic and Diluted

Balance sheet data:
                                                             September 30, 2006
                                                             ------------------
Working Capital                                                     $ 10,370
Total Assets                                                        $ 10,370
Stockholders' Equity                                                $    370


RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.


                      Risk Factors Relating to Our Company
                      ------------------------------------

1. Since we are a development stage company, we have generated little revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our company was incorporated on December 24, 2002; we have realized $8,755 in revenues. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.


2. If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, at September 30, 2006 we had working capital of approximately $10,370 and stockholders' equity of approximately $370. In addition, we had a net loss of approximately $(15,055) for the period December 24, 2002 (inception) to September 30, 2006.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period December 24, 2002 (inception) to September 30, 2006. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  We expect losses in the future because we have little revenue.

We have generated $8,755 in revenues , we are expect losses over the next twelve (12) months since we have no revenues to offset the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.


4. Since our officer works or consults for other companies, his other activities could slow down our operations.

Edward C. Zimmerman, III, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Edward C. Zimmerman, III, the President and Director of the company, currently devotes approximately 10-15 hours per week to company matters. The responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Zimmerman. He has one prior experience serving as a principal accounting officer or principal financial officer in a public company. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. Mr. Zimmerman intends to limit his role in her other business activities and devote more of her time to National Filing Agents, Inc. after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

5. Our sole officer, Edward C. Zimmerman, III, no prior experience in running an electronic document filing company.

Our sole executive officer has no experience in operating an electronic document filing company prior to National Filing Agents, Inc. Due to his lack of experience, our executive officer may make wrong decisions and choices regarding the filing of documents on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to market our services and pay the required fees to keep our company fully reporting and compliant with SEC rules and regulations. We need to address all necessary infrastructure concerns. We anticipate that we will require up to approximately $100,000 to fund our continued operations. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

7. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

8. We may not be able to compete with larger electronic filing companies, some of whom have greater resources and experience than we do.

The filing of electronic documents is highly competitive, and subject to rapid change. We do not have the resources to compete with larger companies. With the minimal resources we have available, our customer base is very limited. Competition by existing and future competitors could result in our inability to secure new business and market our services. This competition from other electronic filing agents with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, National Filing Agents, Inc. cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

9. Our principal stockholders, officer and director own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officer and our principal stockholder, in the aggregate, beneficially own approximately or have the right to vote approximately 60.4% of our outstanding common stock. As a result, these two stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these two individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


                     Risks Relating To Our Common Shares
                     -----------------------------------

10. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 60,000,000 shares of common stock and 15,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

11. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

12. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between National Filing Agents, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

13. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our posteffective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

14. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

15. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 15,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.


16. National Filing Agents, Inc. is selling shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the stockholders of National Filing Agents will be able to sell their shares.

17. We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               Capitalization
                               --------------

The following table sets forth, as of September 30, 2006, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

                                                       September 30, 2006
                                                       ------------------

                                                            Actual
                                                          -----------

Liabilities and Stockholder's Equity

Current Liabilities                                       $         -


Stockholder's Equity:
   Common Stock, $0.001 par value, 60,000,000
     shares authorized, 10,231,419
     shares issued and outstanding as of
     9/30/06                                                    10,231
   Preferred Stock Series A, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     9/30/06                                                         -
   Preferred Stock Series B, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     9/30/06                                                         -
   Preferred Stock Series C, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     9/30/06                                                         -
   Additional paid-in capital                                   17,194
   Earnings (Deficit) accumulated during
     development stage                                         (17,055)
                                                            -----------
                                                                   370
                                                            -----------
                                                            $   10,370
                                                            ===========

Forward-Looking Statements
--------------------------

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of National Filing Agents, Inc., and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect NFA's future results and could cause those results to differ materially from those expressed in such forward looking statements.

Offering Information
--------------------

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 4,051,419 share of common stock in connection with the resale of shares of common stock issued by us in private placements transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act promulgated thereunder as a transaction involving a public offering. The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                             Description of Business
                             -----------------------

Corporate History
-----------------

National Filing Agents, Inc. was incorporated under the Laws of the state of Nevada on December 24, 2002. The Company has been in the development stage since inception and has had limited operations to date. The Company provides electronic filing services for clients that need to electronically file prospectuses, registration statements, and other documents pursuant to federal securities laws with the Securities and Exchange Commission ("SEC") via the SEC's electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR(R)"). Additionally, we file Articles of Incorporation and serves as a Resident Agent for Nevada corporation.

Business Strategy
-----------------

National Filings Agents, Inc., is a full-service EDGARizing firm that files EDGAR reports on behalf of public companies. The scope of work undertaken by a full-service EDGARizing includes the following:

1.     Filing for EDGAR(R) access codes;
2.     Conversion of document to EDGAR(R) acceptable format;
3.     Client approval of EDGARized document;
4.     Electronic filing of the document.

Management of National Filing Agents, Inc. believes that public companies, through its services, will have the opportunity to receive all of the advantages of using an EDGAR(R) filing agent, while keeping costs and fees to a minimum.


Marketing Strategies
--------------------

National Filing Agents, Inc. is seeking to build its customer base. We are working to identify attorneys who require our services as an electronic filing agent.

NFA has experienced an increased demand for its EDGAR Filing services through its relationship with consulting firms and law practices, and believes that it will continue to experience demand for its services going forward.


Industry Background
-------------------

The SEC has established a program for the electronic filing of documents under the federal securities laws, entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR(R)"). This program requires participants or their agents to file disclosure information with the SEC in an electronic
format rather than by the traditional paper-filing package.   EDGAR allows
registrants to file and the public to retrieve disclosure information electronically.

Competition
-----------

The Company will be competing against many more established electronic information agencies throughout the U.S. for the same customer base. Professional legal/business printers provide EDGAR(R) filing services, as well as attorney offices and Business Wire. This additional competition may adversely affect the Company sales or capacity to retain or increase clientele or business. Additionally, many filers file disclosure documentation in-house without resorting to the use of and EDGAR(R) filing agent. To the extent that issuer(s)/filers opt not to secure the services of a filing agent, National Filing Agents may be adversely effected in terms of the overall business it might potentially gain. There are no assurances the Company will be able to successfully complete against these other agencies based on these factors. In order to compete with these other agencies, management plans to offer above average customer service, attention, and cost effectiveness to its customers.



BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis as we obtain the rights to purchase technologies.

NEED FOR GOVERNMENT APPROVAL FOR OUR SERVICES

We are not required to apply for or have any government approval for our products or services.


Employees
---------

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director on a voluntary basis, without compensation.

Description of Property
-----------------------

Our offices are currently located at 3415 Ocatillo Mesa Way, North Las Vegas, NV 89031. Our telephone number is (702) 277-5916. The office space is provided to the Company by our sole officer at no cost to the Company. Our officer will not seek reimbursement for past office expenses.


           Management's Discussion and Analysis or Plan of Operation
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of National Filing Agents and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on becoming an electronic filing Company that files Articles of Incorporation with the respective Secretary of State Office, and the conversion and filing of electronic document on the SEC EDGAR system.

Results of Operations for Period Ending September 30, 2006

We earned $820 in revenues for the nine month period ending September 30, 2006, as compared to $625 for the same period a year ago. We do not anticipate earning any significant revenues until such time as we build a greater customer base. We are presently in the development stage of our business and we can provide no assurance that we will find any new business for our services.

For the nine month period ending September 30, 2006 we generated a net income of $359, as compared to a net income of $86 for the same period last year. Since our inception on December 24, 2002 we experienced a net loss of $(15,055). Our loss was attributed to operating expenses, organizational costs, and developmental costs. Our operating expenses included general and administrative expenses. We anticipate our operating expenses will increase as we enhance our operations. The increase will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues

We generated $8,755 in revenues for the period from December 24, 2002 (inception) through September 30, 2006. We do not anticipate any major increase in revenues generated for the next 12 months.

Liquidity and Capital Resources

Our balance sheet as of September 30, 2006 reflects assets of $10,370 and no current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $100,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.


Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                             Legal Proceedings
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

            Directors, Executive Officers, Promoters and Control Persons
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of December 13, 2006 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
Edward C. Zimmerman, III     28    President, Secretary and Director

The business address for our officers/directors is: c/o National Filing Agents, Inc., 3415 Ocatillo Mesa Way, North Las Vegas, NV 89031.

Set forth below is a brief description of the background and business experience of our sole officer/director.


Edward C. Zimmerman, III - President, Secretary and Director
------------------------------------------------------------

Edward Zimmerman, III was born in Philadelphia, PA on October 19, 1978. In August 1991 he and his immediate family moved to Las Vegas, Nevada. Upon graduation in June 1998 from Heritage College he went to work for Ambassador Travel, where he worked as a travel agent until March 2002. At that time, he founded EZ Travel, Inc. EZ Travel, Inc., entered into an agreement with Incentive Connection Travel, Inc., located in Phoenix, Arizona, whereby EZ Travel, Inc. became an independent contractor for Incentive Connection Travel, Inc. With this affiliation with Incentive Connection Travel, on August 19, 2002, EZ Travel obtained a license in Nevada as a Seller of Travel so that it may provide the services of a travel agent to the general public. The Company was not successful, and was subsequently purchased by World Information Technology in January 2003. On December 24, 2002, Mr. Zimmerman, formed National Filing Agents, Inc., a Company which provides document filing services for Companies which report their filings to the U. S. Securities and Exchange Commission. Mr. Zimmerman concurrently works for Future Stars of America, Las Vegas, NV, a charitable organization, which teaches business skills to foster children.

Education

Mr. Zimmerman participated in the J.R.O.T.C. leadership training program during high school and achieved the status of Battalion Executive Officer (second in command) by his senior year. He graduated from Bonanza H.S. June 1996. He then attended Heritage College, Las Vegas, Nevada, where he graduated with honors in June 1998, with a Diploma in Travel and Tourism.


Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Compensation
------------

We presently do not pay our officers/directors any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION

Summary Compensation Table

As a result of our the Company's current limited available cash, no officer or director received compensation since the inception of the company. NFA intends to pay salaries when cash flow permits.



SUMMARY COMPENSATION TABLES
                         ------------------------------------------------------
                                        Annual Compensation
                         ------------------------------------------------------
     Name and                                        Other Annual       Stock
Principal Position  Year    Salary ($)   Bonus ($)   Compensation ($)  Awards($)
-------------------------------------------------------------------------------
Edward C. Zimmerman, III
    President      2006     -0-          -0-         -0-               -0-
                   2005     -0-          -0-         -0-               -0-
                   2004     -0-          -0-         -0-               -0-

-------------------------------------------------------------------------------


Long Term Compensation Table

                       --------------------------------------------------------
                                        Long Term Compensation
                       --------------------------------------------------------
                                    Awards             Payouts
                       --------------------------------------------------------
                        Restricted Stock Securities      LTIP      All Other
Name and Principal      Award(s)($) Underlying Options/   Payouts   Compensation
     Position     Year              SARs(#)               ($)       ($)
------------------------------------------------------------------------------
Edward C. Zimmerman, III
    President      2006    -0-           -0-                -0-      -0-
                   2005    -0-           -0-                -0-      -0-
                   2004    -0-           -0-                -0-      -0-

-------------------------------------------------------------------------------

We do not pay to our directors or officers any salary or consulting fee.
We do not pay to our directors any compensation for serving as a director on our board of directors.

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through December 13, 2006.

Family Relationships
--------------------

Edward C. Zimmerman, III, the sole officer/director of the Company is the son of Edward Zimmerman, Jr., the largest shareholder in the Company.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


Significant Employees
---------------------

We have no significant employees other than Officers/Directors. We conduct our business through agreements with consultants and arms-length third parties.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officer/director.

         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

The following table lists, as of December 5, 2006, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,231,419 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                             AMOUNT AND
                                             NATURE OF
TITLE OF    NAME OF BENEFICIAL               BENEFICIAL      PERCENT OF
CLASS       OWNER AND POSITION               OWNERSHIP       CLASS
-----------------------------------------------------------------------
Common      Edward C. Zimmerman, III (1)       180,000           1.8%
            President, Secretary, Director

            Edward Zimmerman, Jr.(2)         6,000,000          58.6%
            Shareholder
                                         -----------------------------
DIRECTORS AND OFFICERS AS A GROUP (1 person)                    1.8%


(1)  Edward C. Zimmerman, III, 3415 Ocatillo Mesa Way, Las Vegas, NV  89031
(2)  Edward Zimmerman, Jr., 3415 Ocatillo Mesa Way, Las Vegas, NV  89031

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

              Certain Relationships and Related Transactions
              ----------------------------------------------

The company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space. Our key officer was issued 180,000 founders shares of the Company's $0.001 par value common stock for $2,000 cash in December, 2002.

Our officer/director can be considered a promoter of National Filing Agents, Inc. in consideration of his participation and managing of the business of the company.

Edward C. Zimmerman, III, the sole officer/director of the Company is the son of Edward Zimmerman, Jr., the largest shareholder in the Company. Mr. Edward Zimmerman, Jr. owns 6,000,000 shares which represents 58.6% of the total issued and outstanding stock.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.



                           Selling Shareholders
                           --------------------

The selling shareholders named in this prospectus are offering all of the 4,051,419 shares of common stock offered through this prospectus. The selling shareholders acquired the 4,051,419 shares of common stock offered through two separate private offerings that was exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.


                                          Total        Total
                                          Number of    Shares
                                          Shares to    to be       Percent
                             Common       Be           Owned       Owned
                             Shares       Offered for  Upon        upon
                             Owned Prior  Selling      Completion  completion
                             To this      Shareholder  of this     of this
Name of Selling Stockholder  Offering     Account(1)   Offering    Offering(2)
---------------------------  -----------  -----------  --------  -------------
Arian, Sheryl L.               1,238         1,238     Nil           Nil
Arnone, Angela               501,125       501,125     Nil           4.89%
Arnone, Julia                500,675       500,675     Nil           4.89%
Artis, Michael                 1,800         1,800     Nil           Nil
Beel, Carl                       788           788     Nil           Nil
Beel, Valarie                  1,688         1,688     Nil           Nil
Bishop, Jacquelyn D.           1,463         1,463     Nil           Nil
Bishop, Jamie                  1,350         1,350     Nil           Nil
Boutin, Kathleen                 450           450     Nil           Nil
Breeze, William R.             1,350         1,350     Nil           Nil
Cantu, Wendy                   1,013         1,013     Nil           Nil
Carlson, Ashly                 1,238         1,238     Nil           Nil
Christopherson, Jeremy         1,350         1,350     Nil           Nil
Colello, Sherrie               1,238         1,238     Nil           Nil
Collett, Misty C.              1,238         1,238     Nil           Nil
Corchado, Jesus                1,238         1,238     Nil           Nil
Corchado, Fe                   1,238         1,238     Nil           Nil
Corral, Rocio                  1,575         1,575     Nil           Nil
DeStefano, Ed                500,000       500,000     Nil           4.88%
DeStefano, Mark              500,000       500,000     Nil           4.88%
Ecker, Ashley                    450           450     Nil           Nil
Esparza Barriza, Evagelina   500,900           900     Nil           4.89%
Gropp, Tommy                   1,350         1,350     Nil           Nil
Jacobson, Janice               1,800         1,800     Nil           Nil
Jacobson, Ray M.               1,013         1,013     Nil           Nil
Jacobson, Steve                  900           900     Nil           Nil
Janke, Jamie L.                1,238         1,238     Nil           Nil
Jesky, Rick                  500,000       500,000     Nil           4.88%
Jesky, T J                   500,000       500,000     Nil           4.88%
Kelly, Taylor                  1,238         1,238     Nil           Nil
Konkel, Jane Betty             1,125         1,125     Nil           Nil
Konkel, Robert                   900           900     Nil           Nil
Konkel, Simone                   675           675     Nil           Nil
Lawrence, Paula                  225           225     Nil           Nil
Ledbetter, David                 225           225     Nil           Nil
Mac Donald, Kelly              1,125         1,125     Nil           Nil
Martinez, Martin               1,125         1,125     Nil           Nil
Moreno, Jorge                  1,125         1,125     Nil           Nil
Patterson, James               1,350         1,350     Nil           Nil
Patterson, Lilia               1,350         1,350     Nil           Nil
Pike, Linda                    1,800         1,800     Nil           Nil
Pinney, Aaron                  1,125         1,125     Nil           Nil
Seppanen, Irina                1,350         1,350     Nil           Nil
Todd, Tiger                      225           225     Nil           Nil
Tosi, Bryan L.                   450           450     Nil           Nil
Troiani, Alicia M.               450           450     Nil           Nil
Vasquez, Esther J.           501,800       501,800     Nil           4.89%
Vasquez, Nancy America         1,800         1,800     Nil           Nil
Willette, Chris                1,125         1,125     Nil           Nil
Wright, Douglas                1,125         1,125     Nil           Nil

Total:                     4,051,419     4,051,419


1) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

2) The percentage is based on 10,231,419 common shares outstanding as of December 13, 2006.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

All of the selling shareholders:

1. have no had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or directors.


Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    9
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $1,000
Printing*                                                       $  291
                                                                ------
Total                                                           $2,300
                                                                ======

*Estimated Expenses.



                           Plan of Distribution
                           --------------------

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.
Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

We plan to register our posteffective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. Therefore, upon the effectiveness of our registration with the SEC, the State of Nevada will provide us with a notice of effectiveness for the State of Nevada. This coordination will allow us to sell our securities in the State of Nevada pursuant to their securities laws.

                                    Dividend Policy
                                    ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                                    Share Capital
                                    -------------

Transfer Agent

We are currently utilizing the services of Empire Stock Transfer, Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074, Telephone: 702-818-5898. Empire serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 60,000,000 shares of common stock, with a par value of $0.001 per share. At December 13, 2006, there were 10,231,419 common shares outstanding which were held by approximately fifty
(50) stockholders of record. There are 15,000,000 preferred shares authorized and none issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Rule 144 Shares
---------------

As of December 13, 2006, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act. This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 21,200,000 shares of our common stock will be available for resale to the public after September 30, 2008, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 72,000 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144 after September 30, 2008.


Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


                                   Legal Matters
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     Experts
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of National Filing Agents, Inc. in consideration of her participation and managing of the business of the company since its incorporation.


                  Indemnification for Securities Act Liabilities
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


                      Where You Can Find More Information
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us, and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                          National Filing Agents, Inc.

                              FINANCIAL STATEMENTS
                               September 30, 2006







TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----
Year end 2005 and Year end 2004 Financials:

Independent Auditors' Report                                       F-1a
Balance Sheet                                                      F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a-5a
Statements of Cash Flows                                           F-6a
Notes to Financials                                                F-7a-10a

Nine Months ending September 30, 2006 and September 30, 2005:

Independent Auditors' Report                                       F-1b
Balance Sheet                                                      F-2b
Statements of Operations                                           F-3b
Statements of Changes in Stockholders' Equity                      F-4b-5b
Statements of Cash Flows                                           F-6b
Notes to Financials                                                F-7b-10b



MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            -------------------------------------------------------


To the Board of Directors
National Filing Agents, Inc
(A Development Stage Company)
North Las Vegas, Nevada

We have audited the accompanying balance sheet of National Filing Agents, Inc. (A Development Stage Company) as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity and cash flows from inception December 24, 2002, through December 31, 2005, and the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Filing Agents, Inc. (A Development Stage Company) as of December 31, 2005 and 2004 and the results of its operations and its cash flows from inception December 24, 2002, through December 31, 2005 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no current source of revenue, or operations as of December 31, 2005 which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    December 5, 2006


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702) 253-7511 Fax (702) 253-7501

                                    F-1a

                        National Filing Agents, Inc.
                        (a development stage company)
                               Balance Sheets
                              December 31, 2004
                              December 31, 2005

Balance Sheets
                                               December 31,  December 31,
                                                   2005          2004
                                               ------------  ------------
Assets

Current Assets:
  Cash                                         $        11   $       225
                                               ------------  ------------
                                                        11           225
                                               ------------  ------------
                                               $        11   $       225
                                               ============  ============

Liabilities and Stockholder's Equity

Stockholder's Equity:
   Common Stock, $0.001 par value, 60,000,000
     shares authorized, 231,419, 231,419 shares
     issued and outstanding as of
     12/31/04 and 12/31/05, respectively               231           231
   Preferred Stock Series A, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     12/31/04 and 12/31/05, respectively                 -             -
   Preferred Stock Series B, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     12/31/04 and 12/31/05, respectively                 -             -
   Preferred Stock Series C, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     12/31/04 and 12/31/05, respectively                 -             -
   Additional paid-in capital                       17,194        17,194
   Earnings (Deficit) accumulated during
     development stage                             (17,414)      (17,200)
                                               ------------  ------------
                                                        11           225
                                               ------------  ------------
                                               $        11   $       225
                                               ============  ============

  The accompanying notes are an integral part of these financial statements.

                                      F-2a

                         National Filing Agents, Inc.
                        (a development stage company)
                          Statements of Operations
                   For the year ending December 31, 2004
                   For the year ending December 31, 2005
            From December 24, 2002 (Inception) to December 31, 2005




                                                             December 24, 2002
                     For the year ended  For the year ended    (Inception) to
                        December 31,        December 31,        December 31,
                            2005                2004                 2005
                     ------------------  ------------------  -----------------
Revenue              $             625   $           6,760   $          7,935

Expenses:

General and
 administrative
 expenses                          839              18,686             25,349
                     ------------------  ------------------  -----------------

   Total expenses                  839              18,686             25,349
                     ------------------  ------------------  -----------------

Net income (loss)    $            (214)  $         (11,926)  $        (17,414)
                     ==================  ==================  =================


Weighted average
 number of common
 shares outstanding-
 basic and fully
 diluted                       201,650             187,911
                     ==================  ==================

Net (loss) per share-
 basic and fully
 diluted             $           (0.00)  $           (0.00)
                     ==================  ==================

  The accompanying notes are an integral part of these financial statements.

                                       F-3a

                        National Filing Agents, Inc.
                        (a development stage company)
                      Statements of Stockholders' Equity
            From December 24, 2002 (Inception) to December 31, 2005


Statements of Stockholders' Equity

                                                     Deficit
                                                    Accumulated
                                        Additional  During the     Total
                        Common Stock     Paid-In    Development Stockholders'
                       Shares    Amount  Capital       Stage       Equity
                    ---------- --------- ---------  ----------- -------------
December 2002
 Shares issued to
  founder for cash     180,000 $    180  $   1,820  $        -  $      2,000

Net (loss),
 December 24, 2002
 (Inception) to
 December 31, 2002                                           -             -
                    ---------- --------- ---------  ----------- -------------

Balance,
 December 31, 2002     180,000      180     1,820            -         2,000

Officer donated
 capital                                    4,000                      4,000

Net (loss),
 year ended
 December 31, 2003                                      (5,274)       (5,274)
                    ---------- --------- ---------  ----------- -------------

Balance,
 December 31, 2003     180,000      180     5,820       (5,274)          726

Shares issued
 pursuant to
 504 offering           51,419       51    11,374                     11,425

Net (loss),
 year ended
 December 31, 2004                                     (11,926)      (11,926)
                    ---------- --------- ---------  ----------- -------------

Balance,
 December 31, 2004     231,419      231    17,194      (17,200)          225

                                      F-4a


                        National Filing Agents, Inc.
                        (a development stage company)
                      Statements of Stockholders' Equity
            From December 24, 2002 (Inception) to December 31, 2005


                                                     Deficit
                                                    Accumulated
                                        Additional  During the     Total
                        Common Stock     Paid-In    Development Stockholders'
                       Shares    Amount  Capital       Stage       Equity
                    ---------- --------- ---------  ----------- -------------

Net (loss),
 year ended
 December 31, 2005                                       (214)          (214)
                    ---------- --------- ---------  ----------- -------------

Balance,
 December 31, 2005     231,419      231    17,194     (17,414)            11
                    ========== ========= =========  =========== =============


  The accompanying notes are an integral part of these financial statements.


                                       F-5a

                        National Filing Agents, Inc.
                        (a development stage company)
                          Statements of Cash Flow
                   For the year ending December 31, 2004
                   For the year ending December 31, 2005
            From December 24, 2002 (Inception) to December 31, 2005


                                                             December 24, 2002
                     For the year ended  For the year ended    (Inception) to
                        December 31,        December 31,        December 31,
                            2005                2004                 2005
                     ------------------  ------------------  -----------------
Cash flows from operating activities:
Net income (loss)    $            (214)  $         (11,926)  $        (17,414)
                     ------------------  ------------------  -----------------
Net cash provided
 (used) from
 operating activities             (214)            (11,926)           (17,414)


Cash flows from financing activities:
Issuances of
 common stock                        -              11,425             13,425
Officer donated
 capital                             -                   -              4,000
                     ------------------  ------------------  -----------------
Net cash provided
 from financing
 activities                          -              11,425             17,425

Net increase
 (decrease) in
 cash                             (214)               (501)                11
Cash and
 equivalents-
 beginning                         225                 726                  -
                     ------------------  ------------------  -----------------
Cash and
 equivalents-
 ending              $              11   $             225   $             11
                     ==================  ==================  =================

Supplemental disclosures:
 Interest paid       $               -   $               -   $              -
                     ==================  ==================  =================
 Income taxes paid   $               -   $               -   $              -
                     ==================  ==================  =================

The accompanying notes are an integral part of these financial statements.

                                     F-6a

                       NATIONAL FILING AGENTS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 2005

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

National Filing Agents, Inc. (the Company) was incorporated under the Laws of the state of Nevada on December 24, 2002. The Company has been in the development stage since inception and has had limited operations to date. The Company provides electronic document filing services, specifically, the Company files EDGAR reports with the U.S. Securities & Exchange Commission, on behalf of public companies, files Articles of Incorporation and serves as a Resident Agent for Nevada corporation.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has cash assets of $11 and no debt as of December 31, 2005. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected December 31 as its year-end.

                                     F-7a

                       NATIONAL FILING AGENTS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 2005


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, or operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to complete and execute a business plan in order to supply the needed cash flow.

NOTE 4.   STOCKHOLDERS'EQUITY

The Company is authorized to issue 60,000,000 shares of its $0.001 par value common stock, 5,000,000 shares of its $0.001 par value series A preferred stock, 5,000,000 shares of its $0.001 par value series B preferred stock, and 5,000,000 shares of its $0.001 par value series C preferred stock.

On December 30, 2002, the Company issued 2,000,000 shares of its $0.001 par value common stock to and individual who is the sole officer and director of the Company in exchange for cash of $2,000.

On December 31, 2002, the Company effected a 2-for-1 forward split of its $0.001 par value common stock. All references to common stock are retroactively restated to reflect the forward split.

On September 30, 2004, the Company issued 1,142,500 shares of its $0.001 par value common stock pursuant to a Rule 504 of Regulation D offering in exchange for cash in the amount of $11,425.

                                   F-8a

                       NATIONAL FILING AGENTS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 2005


NOTE 4.   STOCKHOLDERS'EQUITY (Continued)


On September 30, 2004 the Company effected a 9-for-1 forward split of its $0.001 par value common stock. All references to common stock are retroactively restated to reflect the forward split.

On July 30, 2006 the Company effected a 1-for-200 reverse split of its $0.001 par value common stock. All references to common stock are retroactively restated to reflect the forward split. Factional shares following the reverse split were rounded up to whole shares.

On September 30, 2006, the Company sold 10,000,000 common shares at par value of $0.001 per share for $10,000 cash pursuant to a limited offering under
Section 4(2) of the Act.

There have been no other issuances of common or preferred stock.

There are no outstanding or issued options or warrants.

NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Office space is provided without charge by an officer, director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.


NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.


                                   F-9a

                       NATIONAL FILING AGENTS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             December 31, 2005


NOTE 6.    PROVISION FOR INCOME TAXES (Continued)


The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%


NOTE 7.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no assets or lease obligations.

NOTE 8   RECENT PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

                                      F-10a

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------


To the Board of Directors
National Filing Agents, Inc
(A Development Stage Company)
North Las Vegas, Nevada

We have audited the accompanying balance sheet of National Filing Agents, Inc. (A Development Stage Company) as of September 30, 2006, and the related statements of operations, stockholders' equity and cash flows from inception December 24, 2002, through September 30, 2006, and the period then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Filing Agents, Inc. (A Development Stage Company) as of September 30, 2006 and the results of its operations and its cash flows from inception December 24, 2002, through September 30, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no current source of revenue, or operations as of September 30, 2006 which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    November 17, 2006



               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                      (702) 253-7511 Fax (702) 253-7501

                                      F-1b

                        National Filing Agents, Inc.
                        (a development stage company)
                                 Balance Sheet
                              September 30, 2006

Balance Sheet

                                                           September 30,
                                                               2006
                                                            -----------
Assets

Current Assets:
   Cash                                                     $      370
   Funds held in escrow                                         10,000
                                                            -----------
     Total current assets                                       10,370
                                                            -----------
                                                            $   10,370
                                                            ===========

Liabilities and Stockholder's Equity

Stockholder's Equity:
   Common Stock, $0.001 par value, 60,000,000
     shares authorized, 10,231,419
     shares issued and outstanding as of
     9/30/06                                                    10,231
   Preferred Stock Series A, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     9/30/06                                                         -
   Preferred Stock Series B, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     9/30/06                                                         -
   Preferred Stock Series C, $0.001 par value,
     5,000,000 shares authorized, no shares
     issued or outstanding as of
     9/30/06                                                         -
   Additional paid-in capital                                   17,194
   Earnings (Deficit) accumulated during
     development stage                                         (17,055)
                                                            -----------
                                                                   370
                                                            -----------
                                                            $   10,370
                                                            ===========

  The accompanying notes are an integral part of these financial statements.

                                       F-2b

                        National Filing Agents, Inc.
                        (a development stage company)
                          Statements of Operations
 For the three and nine months ended September 30, 2005 and September 30, 2006
           From December 24, 2002 (Inception) to September 30, 2006



Statements of Operations


                      For the three months  For the nine months   December 24,
                             ended                 ended              2002
                         September 30,         September 30,     (Inception) to
                      --------------------  --------------------  September 30,
                        2006        2005       2006       2005        2006
                      ---------  ---------  ---------  ---------  -------------
Revenue               $    200   $    625   $    820   $    625   $      8,755

Expenses:

General and administrative
 expenses                   10        479        461        539         23,810
                      ---------  ---------  ---------  ---------  -------------

   Total expenses           10        479        461        539         23,810
                      ---------  ---------  ---------  ---------  -------------

Net income (loss)     $    190   $    146   $    359   $     86   $    (15,055)
                      =========  =========  =========  =========  =============

Weighted average
 number of
 common shares
 outstanding -
 basic and fully
 diluted               231,419    231,419    231,419    231,419
                      =========  =========  =========  =========

Net (loss) per
 share - basic
 and fully
 diluted              $    0.00  $    0.00  $    0.00  $    0.00
                      ========== ========== ========== ==========


  The accompanying notes are an integral part of these financial statements.

                                      F-3b

                        National Filing Agents, Inc.
                        (a development stage company)
                      Statements of Stockholders' Equity
            From December 24, 2002 (Inception) to September 30, 2006


Statements of Stockholders' Equity

                                                     Deficit
                                                    Accumulated
                                        Additional  During the     Total
                        Common Stock     Paid-In    Development Stockholders'
                       Shares    Amount  Capital       Stage       Equity
                    ---------- --------- ---------  ----------- -------------
December 2002
 Shares issued to
  founder for cash     180,000 $    180  $   1,820  $        -  $      2,000

Net (loss),
 December 24, 2002
 (Inception) to
 December 31, 2002                                           -             -
                    ---------- --------- ---------  ----------- -------------

Balance,
 December 31, 2002     180,000      180     1,820            -         2,000

Officer donated
 capital                                    4,000                      4,000

Net (loss),
 year ended
 December 31, 2003                                      (5,274)       (5,274)
                    ---------- --------- ---------  ----------- -------------

Balance,
 December 31, 2003     180,000      180     5,820       (5,274)          726

Shares issued
 pursuant to
 504 offering           51,419       51    11,374                     11,425

Net (loss),
 year ended
 December 31, 2004                                     (11,926)      (11,926)
                    ---------- --------- ---------  ----------- -------------

Balance,
 December 31, 2004     231,419      231    17,194      (17,200)          225

                                      F-4b


                        National Filing Agents, Inc.
                        (a development stage company)
                      Statements of Stockholders' Equity
            From December 24, 2002 (Inception) to September 30, 2006


                                                     Deficit
                                                    Accumulated
                                        Additional  During the     Total
                        Common Stock     Paid-In    Development Stockholders'
                       Shares    Amount  Capital       Stage       Equity
                    ---------- --------- ---------  ----------- -------------

Net (loss),
 year ended
 December 31, 2005                                       (214)          (214)
                    ---------- --------- ---------  ----------- -------------

Balance,
 December 31, 2005     231,419      231    17,194     (17,414)            11

Issued Shares       10,000,000   10,000         -           -         10,000


Net income,
 period ending
 September 30, 2006                                       359            359
                    ---------- --------- ---------  ----------- -------------

Balance,
 September 30, 2006 10,231,419 $ 10,231  $ 17,194   $  (17,055) $    10,370
                    ========== ========= =========  =========== =============


  The accompanying notes are an integral part of these financial statements.


                                       F-5b

                        National Filing Agents, Inc.
                        (a development stage company)
                          Statements of Cash Flow
            For the three and nine months ended September 30, 2005 For the three and nine months ended September 30, 2006 From August 23, 2005 (Inception) to September 30, 2006


Statements of Cash Flow

                      For the three months  For the nine months   December 24,
                             ended                 ended              2002
                         September 30,         September 30,     (Inception) to
                      --------------------  --------------------  September 30,
                        2006        2005       2006       2005        2006
                      ---------  ---------  ---------  ---------  -------------
Cash flows from operating activities:
Net income (loss)     $    190   $    146   $    359   $     86   $    (17,055)
                      ---------  ---------  ---------  ---------  -------------
Net cash provided from
 operating activities      190        146        359         86        (17,055)


Cash flows from financing activities:
Issuances of
  common stock               -          -     10,000          -         23,425
Officer Donated Capital      -          -          -          -          4,000
                      ---------  ---------  ---------  ---------  -------------
Net cash provided from financing
 activities                  -          -          -          -         17,425


Net increase (decrease) in
 cash                      190        146     10,359         86            370
Cash and
 equivalents-
 beginning                 180        165         11        225              -
                      ---------  ---------  ---------  ---------  -------------
Cash and
 equivalents-
 ending               $    370   $    311   $ 10,370   $    311   $     10,370
                      =========  =========  =========  =========  =============

Supplemental disclosures:
 Interest paid        $      -   $      -   $      -   $      -   $          -
                      =========  =========  =========  =========  =============
Income taxes paid     $      -   $      -   $      -   $      -   $          -
                      =========  =========  =========  =========  =============

  The accompanying notes are an integral part of these financial statements.

                                     F-6b

                       NATIONAL FILING AGENTS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                            September 30, 2006

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

National Filing Agents, Inc. (the Company) was incorporated under the Laws of the state of Nevada on December 24, 2002. The Company has been in the development stage since inception and has had limited operations to date. The Company provides electronic document filing services, specifically, the Company files EDGAR reports with the U.S. Securities & Exchange Commission, on behalf of public companies, files Articles of Incorporation and serves as a Resident Agent for Nevada corporation.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company has cash assets of $370 and no debt as of September 30, 2006. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected December 31 as its year-end.

                                     F-7b

                       NATIONAL FILING AGENTS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             September 30, 2006


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However the Company has no current source of revenue, or operations. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to complete and execute a business plan in order to supply the needed cash flow.

NOTE 4.   STOCKHOLDERS'EQUITY

The Company is authorized to issue 60,000,000 shares of its $0.001 par value common stock, 5,000,000 shares of its $0.001 par value series A preferred stock, 5,000,000 shares of its $0.001 par value series B preferred stock, and 5,000,000 shares of its $0.001 par value series C preferred stock.

On December 30, 2002, the Company issued 2,000,000 shares of its $0.001 par value common stock to and individual who is the sole officer and director of the Company in exchange for cash of $2,000.

On December 31, 2002, the Company effected a 2-for-1 forward split of its $0.001 par value common stock. All references to common stock are retroactively restated to reflect the forward split.

On September 30, 2004, the Company issued 1,142,500 shares of its $0.001 par value common stock pursuant to a Rule 504 of Regulation D offering in exchange for cash in the amount of $11,425.

                                   F-8b

                       NATIONAL FILING AGENTS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                             September 30, 2006


NOTE 4.   STOCKHOLDERS'EQUITY (Continued)


On September 30, 2004 the Company effected a 9-for-1 forward split of its $0.001 par value common stock. All references to common stock are retroactively restated to reflect the forward split.

On July 30, 2006 the Company effected a 1-for-200 reverse split of its $0.001 par value common stock. All references to common stock are retroactively restated to reflect the forward split. Factional shares following the reverse split were rounded up to whole shares.

On September 30, 2006, the Company sold 10,000,000 common shares at par value of $0.001 per share for $10,000 cash pursuant to a limited offering under
Section 4(2) of the Act.

There have been no other issuances of common or preferred stock.

There are no outstanding or issued options or warrants.

NOTE 5.   RELATED PARTY TRANSACTIONS

The officer and director of the Company is involved in other business activities. This person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Office space is provided without charge by an officer, director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.


NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.


                                  F-9b

                       NATIONAL FILING AGENTS, INC.
                       (a development stage company)
                       NOTES TO FINANCIAL STATEMENTS
                            September 30, 2006


NOTE 6.    PROVISION FOR INCOME TAXES (Continued)


The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%


NOTE 7.   OPERATING LEASES AND OTHER COMMITMENTS:

The Company also has no assets or lease obligations.

NOTE 8   RECENT PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.


                                      F-10b